Exhibit 99.1


 CONTACTS:
 Stanley Wunderlich, CEO                           Don B. Lee, CEO
 Consulting for Strategic Growth I                 Navstar Media Holdings, Inc.
 Tel: 1-800-625-2236                               Tel: 212-786-9378
 Fax: 212-337-8089                                 Fax: 646-349-3864
 info@cfsg1.com                                    Leedonb@aol.com


                     NAVSTAR COMPLETES $1 MILLION FINANCING

      NEW YORK, February 6, 2006 - Navstar Media Holdings, Inc. (NVMH.OB) ("Navstar"), a rapidly growing content provider for the burgeoning media market in China, today announced that it has closed on a $1 million convertible debt offering through vFinance Investments, Inc. The Company intends to use net proceeds of the offering for working capital, with a portion also being used to infuse additional capital to the Dong Fang Group, comprising Dong Fang Zheng Yi Film & TV Communication Co., Ltd. and Beijing Dong Fang Zheng Yi Film Investment Consulting Co., Ltd.

     Navstar will continue to focus on enhancing its content production capabilities as well as making selective acquisitions to solidify and expand its strong market position.

     Don B. Lee, CEO of Navstar Media Holdings, Inc., said, "We are very pleased to close on this important financing. We are fulfilling our business strategy of acquiring profitable, quality and creative media operations in China and expanding our market reach with new and existing licensed properties. We will explore new growth opportunities in such areas as new media and music as well in new technology platforms for content production and delivery. China has become one of the largest TV viewer markets in the world and its demand greatly outpaces current content supply. Navstar Media intends to be a leader in providing and delivering quality content to this market."



About Navstar Media Holdings, Inc.
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     Navstar Media Holdings, Inc. (NVMH.OB), headquartered in New York and
Beijing, is a publicly traded U.S. company. The Company intends to grow through internal expansion and strategic acquisitions in the largest emerging media market in the world. In addition to content production, licensing and distribution, Navstar is also engaged in advertising, televised cultural events, corporate communications and exhibitions.


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Certain statements in this press release that are not historical facts are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All the unaudited numbers and data provided in this press release are based on estimates according to the knowledge of the Company and may be subject to changes that are beyond the control of the Company. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."

     Consulting For Strategic Growth I, Ltd. ("CFSG") provides Navstar Media Holdings, Inc. ("Navstar") with consulting, business advisory, investor relations, public relations and corporate development services. Independent of CFSG's receipt of cash compensation from Navstar, CFSG may choose to purchase the company's common stock and thereafter liquidate those securities at any time it deems appropriate to do so.